UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 28, 2011

STAAR Surgical Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11634 (Commission File Number)	95-3797439 (I.R.S. Employer Identification No.)

1911 Walker Ave, Monrovia, California (Address of principal executive offices)	91016 (Zip Code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of the Company (the “Annual Meeting”) was held on May 28, 2011. 35,495,592 shares of common stock were outstanding on the record date for the Annual Meeting (March 29, 2011) and entitled to vote at the Annual Meeting. The voting was as follows:

1.	To elect seven directors to serve until the next annual meeting of stockholders.

	Number of Shares
	For	Withheld	Broker Non-Votes
Don Bailey	25,749,120	659,947	5,867,339
Barry Caldwell	26,290,536	118,531	5,867,339
Donald Duffy	26,229,768	179,299	5,867,339
Mark B. Logan	26,287,026	122,041	5,867,339
Richard A. Meier	26,210,940	198,127	5,867,339
John C. Moore	26,140,540	268,527	5,867,339
David Morrison	17,330,284	9,078,783	5,867,339

2.	To ratify the selection of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending December 30, 2011.

Number of Shares
For	Against	Abstain
32,118,731	113,160	44,515

3.	Approval of the non-binding advisory proposal regarding executive compensation.

Number of Shares
For	Against	Abstain	Broker Non-Votes
25,923,645	318,642	166,780	5,867,339

4.	The non-binding advisory proposal regarding the frequency of future advisory votes on executive compensation.

	Number of Shares
1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
14,880,738	7,305,773	4,183,619	38,937	5,867,339

In light of the advisory vote of the stockholders on the frequency of future advisory votes on executive compensation, the Company has determined that it will include an advisory vote on executive compensation in the proxy statement for each future annual meeting of the stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 31, 2011	STAAR Surgical Company

	By:	/s/ Barry Caldwell
Barry Caldwell President and Chief Executive Officer